Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 26, 2024, except for Note 13, as to which the date is March 29, 2024, relating to the consolidated financial statements of Notes Live, Inc. and Subsidiaries as of and for the years ended December 31, 2023 and 2022. We also consent to the reference to our firm under the heading “Experts” appearing therein.

Grassi & Co., CPAs, P.C.

Jericho, New York
August 5, 2024